UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017 (March 1, 2017)

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Long-Term Incentive Plan
On February 23, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Envision Healthcare Corporation (the “Company”) approved a long-term incentive plan (the "Long-Term Incentive Plan") that will provide annual equity awards to certain of the Company’s key employees, including the Company’s named executive officers, under the Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”) and the Amended and Restated AmSurg Corp. 2014 Equity and Incentive Plan (the “2014 Equity Plan”, and together with the 2013 Omnibus Plans, the “Equity Plans”).

A significant portion of each annual award under the Long-Term Incentive Plan, as it relates to the Company’s named executive officers, will consist of performance share units, on the terms described below, in order to further align the interests of the Company’s management with its stockholders.  Of the annual awards granted to named executive officers for 2017, 60% of the aggregate grant date value consists of performance share units and 40% of the aggregate grant date value consists of restricted share units.  For 2017 awards, the total aggregate grant date value of an executive’s awards under the program, assuming achievement of targeted performance, equals a percentage of each executive’s annual base salary, with the applicable percentage determined by such executive’s responsibilities.

The following table provides additional information regarding the target award levels and allocation of these awards for the Company’s named executive officers:

Executive Officer	Target Award ($)	Award Mix
		60% Performance Share Units and 40% Restricted Share Units
William A. Sanger, Executive Chairman	4,424,000

Christopher A. Holden, Chief Executive Officer and President	6,000,000

Claire M. Gulmi, Executive Vice President and Chief Financial Officer	1,100,000

Robert J. Coward, Executive Vice President and Group President-Physician Services	1,400,000

Randel G. Owen, Executive Vice President and Group President-Ambulatory Services	1,400,000

In addition to the regular Long Term Incentive Plan awards described above, the Committee also approved the issuance of a one-time restricted share unit award to Mr. Coward with a grant date value of $400,000. This award will vest in equal installments over a three-year period, subject to his continued employment. In making its decision, the Committee recognized Mr. Coward’s significant contributions in the growth of the Company’s Physician Services segment, his critical role in integration efforts following the Company’s recent merger of equals, and the retention benefits of the award.

Performance Share Units

Under the 2017 Long Term Incentive Plan, performance share units granted to the Company’s named executive officers and other key employees will cliff vest after a specified performance period based on (i) the Company’s total shareholder return compared to the companies included in the S&P Composite 1500 Health Care Index over the same period (the “TSR Goals”) and (ii) the Company’s Adjusted Earnings per Share performance on an absolute-basis (the “EPS Goals”), subject to the employee’s continued employment through the performance period.

For the performance share units granted in 2017, this performance period will be a three-year period commencing on January 1, 2017 and ending on December 31, 2019.  For the Company’s named executive officers, the vesting of performance share units will be 70% dependent on the Company’s achievement of the EPS Goals and 30% dependent on achievement of the TSR Goals during the performance period.

The number of shares that will ultimately vest based on achievement of the TSR Goals will be in the range of 0% to 150% of a target share number, with 25% of the target number vesting if the Company’s percentile rank is 25%, 100% of the target amount vesting if the Company’s percentage rank is 50%, 125% of the target amount vesting if the Company’s percentile rank is 75%, and 150% of the target amount vesting if the Company’s percentile rank is 75% or more. The number of shares that will ultimately vest based on achievement of the EPS Goals will be in the range of 50% to 150% of a target share number, based upon the Company’s actual Adjusted Earnings per Share results across four target levels of performance during the performance period.

Accelerated vesting of the performance share units will occur if, during a performance period, the executive dies or becomes disabled (based on actual performance through the date of death or disability). The performance share units will also fully vest (based on actual performance at the end of the performance period, in the case of the Company’s named executive officers) upon an employee’s qualifying retirement in accordance with the Company’s retirement policies. Also, “double-trigger” vesting will apply to the performance share units (i.e., performance share units will vest if a change in control occurs and the employee’s employment is terminated by the Company without cause or by the employee for good reason during a performance period within a 12-month period following the change in control), unless the performance share units are not assumed in the change in control.  If the award recipient’s employment terminates for any other reason prior to the end of the performance period, all unvested performance share units will be forfeited.

This description of the performance share units granted under this program is qualified in its entirety by reference to the Form of Performance Share Unit Award Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Restricted Share Units

Restricted share units granted to our named executive officers and other key employees under the Long-Term Incentive Plan will vest in equal installments over a three-year period based on the employee's continued employment.  Accelerated vesting of the restricted share units will occur if the employee dies or becomes disabled. The restricted share units will also vest upon an employee’s qualifying retirement in accordance with the Company’s retirement policies. “Double-trigger” vesting will apply to these restricted share units (i.e., restricted share units will vest if a change in control occurs and the employee’s employment is terminated by the Company without cause or by the employee for good reason during a performance period within a 12-month period following the change in control), unless the restricted share units are not assumed in the change in control.

This description of the restricted share units granted under this program is qualified in its entirety by reference to the Form of Restricted Share Unit Award Agreement, which is attached as Exhibit 10.2 and incorporated herein by reference.
2017 Short-Term Incentive Plan
On February 23, 2017, the Committee also approved the Company’s short-term non-equity incentive plan for 2017 (the “Short-Term Incentive Plan”). Pursuant to the Short-Term Incentive Plan, employees of the Company, including the Company’s named executive officers, are eligible to receive cash incentive payments based upon the Company’s attainment of certain earnings targets, corporate development goals, and the achievement of key performance indicators specific to each executive’s area of responsibility, over the one-year performance period. For 2017, Short-Term Incentive Plan awards for William A. Sanger, the Company’s Executive Chairman, will be based 70% on achievement of the Company’s Adjusted EBITDA targets for 2017 and 30% on achievement of the Company’s corporate development goals. The 2017 Short-Term Incentive Plan awards for Christopher A. Holden, the Company’s Chief Executive Officer and President, and Claire M. Gulmi, the Company’s Executive Vice President and Chief Financial Officer, will be based 50% on achievement of the Company’s Adjusted EBITDA targets for 2017, 30% on achievement of the Company’s corporate development goals, and 20% on the achievement of key performance indicators specific to the executive’s area of responsibility. The 2017 Short-Term Incentive Plan awards for Robert J. Coward, the Company’s Executive Vice President and Group President- Physician Services, and Randel G. Owen, the Company’s Executive Vice President and Group President- Ambulatory Services, will be based 40% on achievement of segment Adjusted EBITDA targets over which the executive has primary responsibility (the Physician Services segment, with respect to Mr. Coward, and the Ambulatory Surgery and Medical Transportation segments, with respect to Mr. Owen), 20% on achievement of Adjusted EBITDA targets for the Company, 20% on achievement of corporate development goals, and 20% on the achievement of key performance indicators specific to the executive’s area of responsibility.

The target and maximum Short-Term Incentive Plan awards that our named executive officers could receive, as a percentage of their base salaries, is set forth in the table below.

Executive Officer	Target Short-Term Incentive Award (as a % of Base Salary)	Maximum Short-Term Incentive Award (as a % of Base Salary)

William A. Sanger, Executive Chairman	200%	400%

Christopher A. Holden, Chief Executive Officer and President	150%	270%

Claire M. Gulmi, Executive Vice President and Chief Financial Officer	100%	180%

Robert J. Coward, Executive Vice President and Group President-Physician Services	120%	216%

Randel G. Owen, Executive Vice President and Group President-Ambulatory Services	120%	216%

Amendments to the Equity Plans
On February 24, 2017, the Board approved the First Amendment to Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan Amendment”). The 2013 Plan Amendment revises the 2013 Omnibus Plan by (i) eliminating the ability to recycle shares in certain circumstances, including with respect to settlement of options and shares withheld for taxes, (ii) imposing a one-year minimum vesting period for equity awards granted under the 2013 Omnibus Plan and (iii) permitting tax withholding upon vesting of certain equity awards up to maximum allowable rates. The 2013 Plan Amendment also amends the definition of “Cause” and “Change in Control” to conform to the definitions set forth in the 2014 Equity Plan. The Board also approved the First Amendment to Amended and Restated AmSurg Corp. 2014 Equity and Incentive Plan (the “2014 Plan Amendment”). The 2014 Plan Amendment revises the 2014 Equity Plan by (i) eliminating the ability to recycle shares in certain circumstances, including with respect to settlement of options and shares withheld for taxes, and (ii) imposing a one-year minimum vesting period for equity awards granted under the 2014 Equity Plan.
    The foregoing description of the changes effected by the 2013 Plan Amendment and the 2014 Plan Amendment is qualified in its entirety by the full text of each amendment, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this current report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

10.1†	Form of Performance Share Unit Award Agreement

10.2†	Form of Restricted Share Unit Award Agreement

10.3†	First Amendment to Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan

10.4†	First Amendment to Amended and Restated AmSurg Corp. 2014 Equity and Incentive Plan

†Identifies each management compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    March 1, 2017

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1†	Form of Performance Share Unit Award Agreement

10.2†	Form of Restricted Share Unit Award Agreement

10.3†	First Amendment to Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan

10.4†	First Amendment to Amended and Restated AmSurg Corp. 2014 Equity and Incentive Plan

†Identifies each management compensation plan or arrangement